EXHIBIT 23



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-00668 and Form S-8 No. 33-37139) pertaining to the Textron Savings Plan of Textron Inc. of our report dated June 15, 1995, with respect to the financial statements and schedules of the Textron Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.



                                   /s/ ERNST & YOUNG LLP



New York, New York
June 23, 1995


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